UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2017

Noble Midstream Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-37640	47-3011449
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Noble Energy Way

Houston, Texas

(Address of principal executive offices)

77070

(Zip code)

(281) 872-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement

On December 12, 2017, Noble Midstream Partners LP (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among the Partnership, its general partner, Noble Midstream GP LLC (the “General Partner”) and Citigroup Global Markets Inc., as representative of the several underwriters named therein (the “Underwriters”), providing for the offer and sale by the Partnership, and the purchase by the Underwriters of 3,680,000 common units representing limited partner interests in the Partnership (the “Common Units”), which includes 480,000 Common Units issued pursuant to the Underwriters’ exercise of their option to purchase additional Common Units, at a price of $47.50 per Common Unit (the “Offering”).

The Underwriting Agreement contains customary representations, warranties and agreements of the parties, and customary conditions to closing, obligations of the parties and termination provisions. The Partnership and the General Partner have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and to contribute to payments the Underwriters may be required to make in respect of those liabilities.

The Offering was made pursuant to the Partnership’s effective Registration Statement on Form S-3 (Registration No. 333-221252), as supplemented by the Prospectus Supplement dated December 12, 2017, relating to the Common Units, filed with the SEC pursuant to Rule 424(b) of the Securities Act. The closing of the sale of the Common Units occurred on December 15, 2017.

As more fully described under the caption “Underwriting” in the Prospectus Supplement, from time to time, the underwriters and their related entities have engaged, and may in the future engage, in commercial and investment banking transactions with the Partnership in the ordinary course of their business. They have received, and expect to receive, customary compensation and expense reimbursement for these commercial and investment banking transactions. Affiliates of each of the Underwriters are lenders under the Partnership’s revolving credit facility and, accordingly, may receive a portion of the net proceeds from the Offering.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

1.1	Underwriting Agreement dated December 12, 2017, by and among Noble Midstream Partners LP, Noble Midstream GP LLC and Citigroup Global Markets Inc.

5.1	Opinion of Sidley Austin LLP regarding the legality of the Common units

8.1	Opinion of Andrews Kurth Kenyon LLP regarding certain federal income tax matters

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1)

23.2	Consent of Andrews Kurth Kenyon LLP (included in Exhibit 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noble Midstream Partners LP

	By:	Noble Midstream GP LLC,
its General Partner

Date: December 15, 2017	By:	/s/ John F. Bookout, IV
John F. Bookout, IV
Chief Financial Officer

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